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                                                                   EXHIBIT 10.13


                          MANAGEMENT SERVICES AGREEMENT

         This MANAGEMENT SERVICES AGREEMENT (the "Agreement"), dated as of April 18, 2000, is made by and between LIBERTY GROUP OPERATING, INC., a Delaware corporation (the "Company"), on the one hand, and LEONARD GREEN & PARTNERS, L.P. ("LGP"), on the other.

         WHEREAS, the Company and LGP are parties to that certain Management Services Agreement, dated as of January 27, 1998 (the "Original Management Services Agreement"), pursuant to which LGP provides to the Company certain management, consulting and financial planing services on an ongoing basis and certain financial advisory and investment banking services in connection with major financial transactions that may be undertaken from time to time in the future; and

         WHEREAS, the Company and LGP desire to amend and restate the Original Management Services Agreement in its entirety as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto hereby agree as follows:

1.       Retention:

         1.1 General Services. Subject to the terms and conditions hereof, LGP will provide management, consulting and financial planning services to the Company on an ongoing basis in connection with the operation and growth of the Company and its subsidiaries during the term of this Agreement (the "General Services").

         1.2 Major Transaction Services. Subject to the terms and conditions hereof, LGP will provide financial advisory and investment banking services to the Company in connection with major financial transactions that may be undertaken from time to time in the future. ("Major Transaction Services" and, together with the General Services, the "Services").

2.       Compensation.

         2.1 General Services Fee. In consideration of the General Services, the Company shall pay LGP an aggregate annual fee of $1,480,000. Such fee shall be payable in equal monthly installments, in advance, on the first day of each month commencing on May 1, 2000.

         2.2 Major Transaction Services Fee. In consideration of Major Transaction Services provided by LGP from time to time, the Company shall pay LGP reasonable and customary fees for services of like kind, taking into consideration all relevant factors, including but not limited to, the complexity of the subject transaction, the time devoted to providing such services and the value of LGP's investment banking expertise and relationships within the business and financial community. The amount of such fees shall be (a) approved in accordance with the procedures set forth in the Company's charter documents or financing agreements, or, if no such procedures are


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set forth therein, (b) either (i) approved by a majority of the Board of
Directors of the Company or (ii) fair to the Company from a financial point of view in the opinion of an independent nationally recognized investment banking firm.

         2.3 Expenses. In addition to the fees to be paid to LGP under Section
2.1 and 2.2 hereof, the Company shall pay to, or on behalf of, LGP, monthly as billed, all reasonable out-of- pocket expenses incurred by LGP in connection with the Services rendered hereunder. Such expenses shall include, among other things, fees and disbursements of counsel, travel expenses, word processing charges, messenger and duplicating services, facsimile and other customary expenditures.

3.       Term.

         3.1 Termination. This Agreement shall terminate on January 27, 2010. Notwithstanding the foregoing, this Agreement may be terminated at any time by LGP by written notice to the Company.

         3.2 Survival of Certain Obligations. Notwithstanding any other provision hereof, the Company's obligation to pay amounts due with respect to periods prior to the termination hereof pursuant to Section 2 and the provisions of Sections 5 and 6 shall survive any termination of this Agreement.

4.       Decisions/Authority of Management Advisor.

         4.1 Decisions by Company. The Company reserves the right to make all decisions with regard to any matter upon which LGP has rendered its advice and consultation.

         4.2 Independent Contractor. LGP shall act solely as an independent contractor and shall have complete charge of its personnel engaged in the performance of the Services. As an independent contractor, LGP shall have authority only to act as an advisor to the Company and shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Company or to obtain or incur any right, obligation or liability on behalf of the Company.

5.       Indemnification.

         5.1 Indemnification/Reimbursement of Expenses. The Company shall (i) indemnify, defend and hold harmless LGP, its affiliates and the partners, directors, officers, employees, agents and controlling persons to LGP and their respective affiliates (collectively, the "Indemnified Parties"), to the fullest extent permitted by law, form and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, caused by, related to or arising out of the Services or any other advice or services contemplated by this Agreement or the engagement of LGP pursuant to, and the performance by


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LGP of the services contemplated by this Agreement or the engagement of LGP pursuant to, and the performance by LGP of the Services contemplated by, this Agreement, and (ii) promptly reimburse each Indemnified Party for all costs and expenses (including reasonable attorneys' fees and expenses), as incurred, in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company and whether or not resulting in any liability.

         5.2 Limited Liability. The Company shall not be liable under the indemnifications contained in Section 5.1 to the extent that such loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court to have resulted from LGP's bad faith or gross negligence. The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company, holders of its securities or its creditors related to arising out of the engagement of LGP pursuant to, or the performance by LGP of the Services contemplated by, this Agreement, except to the extent that any loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court to have resulted from LGP's bad faith or gross negligence.

         5.3 Contribution. In order to provide for just and equitable contribution, if a claim for indemnification pursuant to this Agreement is made but it is found in a final non-appealable judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and LGP, on the other hand, shall contribute to the losses, claims, damages, liabilities, costs and expenses to which the Indemnified Persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and LGP, on the other hand, and also the relative fault of the Company, on the one hand, and LGP, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, liabilities, costs and expenses and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, LGP shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by it pursuant to this Agreement.

6.       Subordination.

         6.1 Agreement to Subordinate. LGP agrees that, to the extent set forth in this Section 6, all payments and fees owed to LGP pursuant to this Agreement shall be subordinated in right of payment, to the extent set forth in the Senior Indebtedness Documents (as hereinafter defined), to the payment in full in cash or cash equivalents of all Senior Indebtedness whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, and that such subordination is for the benefit of the holders of Senior Indebtedness. For purposes of this Section 6, the term "Senior Indebtedness" means indebtedness of the Company arising under (i) the 9 3/8% Senior Subordinated Notes due 2008 of the Company, (ii) the 11 5/8% Senior Discount


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Debentures due 2009 of Liberty Group Publishing, Inc. and (iii) that certain
Amended and Restated Credit Agreement, dated as of April ___, 2000, among the Company, Liberty Publishing, the Lenders party thereto, Citicorp USA, Inc., as Administrative Agent and Swingline Lender, Citibank, N.A., as Issuing Bank, Deutsche Banc Alex. Brown Incorporated, as Syndication Agent, Wells Fargo Bank, N.A., as Documentation Agent, and Bank of America, N.A., as Co-Agent (the agreements, documents and instruments described in the foregoing clauses (i),
(ii) and (iii) are collectively referred to herein as the "Senior Indebtedness Documents").

         6.2 Relative Rights. Upon any distribution of assets of the Company, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, the holders of all Senior Indebtedness shall be entitled to receive payment on such Senior Indebtedness in full in cash or cash equivalents before LGP shall be entitled to receive any payment pursuant to this Agreement. No payment (by set-off or otherwise) may be made by or on behalf of the Company pursuant to this Agreement, for cash or property, (i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration or otherwise, unless and until all principal of, premium, if any, and the interest on and fees in respect of such Senior Indebtedness are paid in full in cash or cash equivalents, (ii) when such payment is prohibited by the agreements or instruments relating to the Senior Indebtedness and (iii) in the event of default in the payment of any principal of, premium, if any, or interest on and fees in respect of Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

         6.3 When Amounts Must be Paid Over. In the event that, notwithstanding the other provisions of this Agreement, LGP receives any payment or distribution of any payments or fees pursuant to this Agreement at a time when LGP has actual knowledge that such payment or distribution is prohibited by this Section 6 or the agreements or instruments relating to the Senior Indebtedness, such payment or distribution shall be held by LGP in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness remaining unpaid or unprovided for, or to the trustee or trustees under the agreements or instruments relating to the Senior Indebtedness, ratably according to aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by such, for application to the payment of all obligations with respect to Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such obligations in full in cash or cash equivalents in accordance with their terms, after giving effect to any concurrent payment or distribution to or for holders of Senior Indebtedness.

7.       Miscellaneous.

         7.1 Assignment. Neither the Company nor LGP shall assign this Agreement or the rights and obligations hereunder, in whole or in part, without the prior written consent of the other; provided, however, that, without obtaining such consent, LGP may assign this Agreement or its rights and obligations hereunder to (i) any of its affiliates; (ii) any investment manager,


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investment advisor or partner of LGP, or any principal or beneficial owner of any of the foregoing; or (iii) any investment fund, investment account or investment entity whose investment manager, investment advisor or partner, or any principal or beneficial owner of any of the foregoing, is either LGP or any person identified in (i) or (ii) above. Subject to the foregoing, this Agreement will be binding upon and inure solely for the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right hereunder or by virtue hereof.

         7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois as applied to contracts made and performed within the State of Illinois without regard to principles of conflict of laws.

         7.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find any employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

         7.4 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement and memorializes and supersedes all written or verbal representations, warranties, commitments and other understandings prior to the date of this Agreement.

         7.5 Further Assurances. Each party hereto agrees to use all reasonable efforts to obtain all consents and approvals and to do all other things necessary to consummate the transactions contemplated by this Agreement. The parties agree to take such further action and to deliver or cause to be delivered any additional agreements or instruments as either of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

         7.6 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         7.7 Headings. The headings in this Agreement are for convenience and reference only and shall not limit or otherwise affect the meaning hereof.

         7.8 Amendment and Waiver. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the parties hereto.


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         7.9 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         7.10 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         7.11 Amendment and Restatement of Original Management Services Agreement. This Agreement amends, restates and replaces the Original Management Services Agreement in its entirety, and the Original Management Services Agreement is of no further force or effect as of and after the date hereof.


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         IN WITNESS WHEREOF, the parties have executed this Management Services
Agreement on the date first appearing above.


                                       LIBERTY GROUP OPERATING, INC.



                                       By:   /s/ Kenneth L. Serota
                                          -------------------------------------
                                       Name:  Kenneth L. Serota
                                       Title: President


                                       LEONARD GREEN & PARTNERS, L.P.
                                       BY:      LGP MANAGEMENT, INC. ITS GENERAL
                                                PARTNER


                                       By:   /s/ Peter J. Nolan
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Its:
                                           ------------------------------------


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